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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this Registration Statement on Form S-4 or our report dated January 26, 1998, on our audit of the financial statements of Pioneer Bancorp, Inc. as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997. We also consent to the reference to our Firm under the caption "Experts" only to the extent that it relates to our report on our audits of the Pioneer Bancorp, Inc.

financial statements referred to above.

MOSS ADAMS LLP

/s/ Moss Adams

Yakima, Washington
April 1, 1998